UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 30, 2003

                         COMMISSION FILE NO.:  000-32747

                         OTISH MOUNTAIN DIAMOND COMPANY
                         ------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  NEVADA                                 98-0218688
---------------------------------------------  ---------------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION  (IRS EMPLOYER IDENTIFICATION NO.)


One Penn Plaza, Suite 3600, 250 West 34th Street, New York, NY          10119
--------------------------------------------------------------       ----------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                                 (212) 849-6849
                                 --------------
                            (ISSUER TELEPHONE NUMBER)


          FIRST CYPRESS, INC., 349 WEST GEORGIA STREET, SUITE NO. 3362
                      VANCOUVER, BRITISH COLUMBIA V6B 3Y3
                      -----------------------------------
                            (FORMER NAME AND ADDRESS)

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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

     Acquisition of Assets. On November 30, 2003, the Registrant acquired 100% of the issued and outstanding shares of Otish Mountain Diamond Corp. ("Otish Corp." or the "Company") in exchange for 15,000,000 shares of the Registrant's common stock. Upon 100% shareholder approval by Otish Corp. shareholders, there will be 15,107,750 shares of the Registrant's common stock outstanding. The Company has 1,000,000 shares of Series A Preferred Stock outstanding which are owned by Philipp Buschmann which vote 15,000,000 shares. It is anticipated that the Series A Preferred Stock will be redeemed or cancelled by the Company in the near future.

DESCRIPTION OF OTISH CORP'S BUSINESS

     Otish Corp. is engaged in diamond exploration activities in the Otish Mountain area of Northern Quebec, Canada. The current exploration program consists of aerial aeromagnetic surveys of Staked Property (discussed in more detail below in "Description of Property"), ground sampling and laboratory testing of the gathered samples. The Staked Property is located in an under-explored area that is in close proximity to such diamond discovery properties as Ashton Mining and Majescor. The Staked Property is within such a distance to these diamond discovery properties that geologist Jim Chapman believes that there is good potential for the discovery of diamond bearing kimberlites on the Staked Property.

     The Company believes that it currently has adequate resources to explore the Staked Property in search of an economic deposit of rough diamonds and to complete its exploration program. If, as a result of its exploration program, the Company discovers an economic deposit of rough diamonds on the Staked Property, the Company will execute a feasibility plan for the development of a mining operation on the Property, at which time the Company will need additional funding to execute the plan and develop the mining operation, as discussed below in "Risk Factors." In the event that, after completion of the exploration program, the Company has not discovered an economic deposit of rough diamonds on the Staked Property, the Company will consider other high potential exploration projects, as discussed below in "Risk Factors."


DESCRIPTION OF THE PRINCIPAL PRODUCTS AND SERVICES

     The Company currently does not offer any products or services. In the event that the Company, as a result of the exploration program, discovers an economic deposit of rough diamonds on the Staked Property, executes a feasibility plan, and develops a mining operation on the Property, the Company intends to offer gem-quality, commercial diamonds.

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COMPETITIVE BUSINESS CONDITIONS

     The diamond exploration industry is very competitive. Several diamond exploration firms have operations in the Otish Mountains and in other areas throughout Canada.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

     The Company does not have any existing customers.

PATENTS, TRADEMARKS & LICENSES

     The Company has exclusive exploration rights to the Staked Property that it has acquired, as discussed in more detail below in "Description of Property." The Company does not have any patent, trademark or license protection.

NEED FOR GOVERNMENTAL APPROVAL

     The Company acquired all necessary licenses and permits required by the government of the Province of Quebec, Canada for mineral exploration on the Staked Property.

RESEARCH & DEVELOPMENT OVER THE PAST TWO YEARS

     The Company is conducting a two-year exploration program on approximately 65,000 acres of Staked Property. The Company expects to complete the exploration program either in 2005 or after it discovers an economic deposit of rough diamonds on the Property, whichever occurs first. The Company has spent roughly $130,000 to date and plans to spend another $350,000 for exploration purposes.

EMPLOYEES

     The Company has two (2) full-time employees and a varying number of subcontractors. The number of subcontractors that the Company uses varies depending on the type and amount of work that is required.

     The team responsible for developing the exploration program consists of an experienced geophysicist, a managing director with extensive experience in international business, and a governing Board of Directors. The Company selected this team based on skill and experience that it deemed necessary to complete the timely and efficient implementation of the exploration strategy including its proposed objectives.

DESCRIPTION OF PROPERTY

     The Company acquired an undivided 100% right, title, and interest in and to certain mining claims covering 491 claims comprising approximately 62,000 acres of staked property in the Otish Mountain and Superior Craton regions of Quebec, Canada pursuant to an Assignment of Interest in Mineral Property Option Agreements, in a form similar to the attached Exhibit 10.1, and the exercise of its option to acquire such mining claims pursuant to the following Mineral Property Option Agreements:

(1) The "Lac Joubert" Mineral Property Option Agreement, as amended, covering 34 claims comprising approximately 4,341 acres;

(2) The "Lac Orillat" Mineral Property Option Agreement, as amended, covering 39 claims comprising approximately 4,978 acres;

(3) The "Lac Herve" Mineral Property Option Agreement, as amended, covering 277 claims comprising approximately 34,382 acres;

(4) The "Lac Square Rock" Mineral Property Option Agreement, as amended, covering 74 claims comprising approximately 9,488 acres;

(5) The "Lac Taffanel" Mineral Property Option Agreement, as amended, covering 60 claims comprising approximately 7,615 acres;

(6) The "Lac Leran # 2" Mineral Property Option Agreement, as amended, covering one claim comprising approximately 129 acres; and

(7) The "River Ruisseau" Mineral Property Option Agreement, as amended, covering 6 claims comprising approximately 750 acres.

In addition, the Company has signed a Joint Venture agreement whereby the Company invested $55,000 with Miranda Gold Corp for a 45% interest in the Lac Leran exploration project which comprises 119 claims of approximately 15,000 acres.

     The Company currently has a 1-year lease for 300 square feet of office space located at One Penn Plaza, Suite 3600, 250 West 34th Street, New York, NY, 10119. The current lease commitment is $500 per month. The Company also has a 1-year lease for 300 square feet of office space located at 1000 de la Gauchetiere West, Suite 2400, Montreal, H3B 4W5 Canada. The current lease commitment, which varies depending on use of the office space, is an average $400 per month.

LEGAL  PROCEEDINGS

     There  are  currently no legal proceedings to which the Company is a party.

RISK  FACTORS

     Inherent Risk. The mineral exploration program is inherently risky. The Company designed the exploration program to continue for two years in search of an economic deposit of rough diamonds on the Staked Property. The Company expects that it will cost approximately $460,000 in capital resources to complete the program. In October 2003, the Company raised $300,000 from three entities and an individual, collectively, for 3,000,000 shares of its common stock, of which approximately $130,000 has been spent. The Company will need to raise approximately $200,000 to complete its program. There is no assurance that financing will be available on favorable terms, if at all, and the issuance of any new securities is likely to have a dilutive effect on current shareholders. If, at the completion of the exploration program, we have not discovered an economic deposit of rough diamonds on the Staked Property, it would have a materially adverse effect upon our ability to conduct future exploration on the Staked Property or any other property and our ability to continue as a going concern.

     Dependence on External Financing. In the event that the Company discovers an economic deposit of rough diamonds on the Staked Property, the Company will need approximately $2 million of additional financing, if not more, to execute a feasibility plan for the development of a mining operation on the Property. If we are unable to raise this capital, it would have a materially adverse effect upon our ability to continue as a going concern.

     Reliance on Key Management. Our success is highly dependent on the competency and dedication of our key management team that consists of the following four people: 1) Massimiliano ("Max") Pozzoni, President and CEO; 2) Martin St. Pierre, Chief Technical Advisor; 3) Ben Carter, member of the board; and 4) Jim Chapman, member of the board. No employment contracts have been formalized, as the Company tries to minimize overhead. Both Mr. Pozzoni and Mr. St. Pierre have signed service consulting agreements with the Company, attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively. If either of the foregoing were to leave us, it could have a materially adverse effect upon our business and operations.

     Dependence on Favorable Weather Conditions. The timely completion of our exploration program within the estimated budget is dependent upon our forecast of unfavorable weather conditions in the Otish Mountain area of Quebec, Canada. Rain storms, snow storms, cloudy skies and adverse magnetic storms can hinder part of the preliminary exploration program. We forecast that the weather could be unfavorable during 30% of the calendar year. If the aggregate duration of unfavorable weather conditions within the two-year period of time intended for the exploration program is not within our forecast, it would have a materially adverse effect upon our ability to complete the exploration program on a timely basis within the estimated budget.

ITEM  5.          OTHER  EVENTS

     In connection with the Exchange Agreement, the former directors and officers of the Registrant resigned. Messrs. Massimiliano Pozzoni, Ben Carter and Jim Chapman became directors of the Registrant and Mr. Pozzoni became the Chief Executive Officer.

     In anticipation of the acquisition of the Company and the change in focus of the Registrant's business, the Registrant changed its name from First Cypress, Inc. to Otish Mountain Diamond Company. The Registrant currently trades under the new stock symbol OMDC.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

Financial  statements  for  Otish  Mountain  Diamond  Corp.

(a)     Financial  Statements  of  Business  Acquired  To  Be  Provided

(b)     Pro  Forma  Financial  Information  To  Be  provided


(c)     Exhibits:

2.1      Exchange  Agreement
10.1     Assignment  of  Interest  in  Mineral  Property  Option  Agreements
10.2     Consulting  Agreement  with  Massimiliano  Pozzoni.
10.3     Consulting  Agreement  with  Martin  St.  Pierre.



                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Otish Mountain Diamond Company

December 3, 2003


/s/ Massimiliano Pozzoni
---------------------------------
Massimiliano Pozzoni
Chief Executive Officer

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